Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Inquiries: George J. Alburger Jr., Liberty Property Trust, 610-648-1777

Media Contact: Robbie Raffish, 410-430-9705

Liberty Property Trust Prices Common Share Offering

Malvern, PA — August 1, 2013 — Liberty Property Trust (NYSE:LRY) announced today the pricing of a public offering of 21,000,000 common shares at $36.00 per share. Liberty has also granted the underwriters a 30-day option to purchase up to an additional 3,150,000 common shares. Settlement of the offering will occur on August 7, 2013.

Liberty expects to use the net proceeds from the offering of approximately $725.3 million, net of underwriting fees and estimated expenses, to fund a portion of the purchase price for the previously announced $1.475 billion acquisition of the operating partnership of Cabot Industrial Value Fund III. The closing of the offering is not conditioned upon the consummation of the acquisition. If the acquisition is not consummated, Liberty plans to use the net proceeds from the offering for working capital and general corporate purposes, including to repay borrowings under Liberty’s credit facility.

Citigroup, Goldman, Sachs & Co., BofA Merrill Lynch, and J.P. Morgan acted as joint book-running managers for the offering.

The offering may be made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling toll-free 1-800-831-9146; or Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attn: Prospectus Department or by calling toll-free 1-866-471-2526.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities, blue sky or other laws of any such state or other jurisdiction.

About the Company

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 81 million square foot portfolio includes 662 properties providing office, distribution and light manufacturing facilities to 1,700 tenants.

Forward Looking Statements

The statements in this release, as well as information included in oral statements, contain statements that are or will be forward-looking, such as statements relating to, among others, the consummation of the acquisition described herein, the consummation and terms of the financing arrangements relating thereto, future asset dispositions, expectations for our financial condition and credit profile, the impact of the acquisition on our portfolio and business and our growth prospects. These forward-looking statements generally are accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of the company. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities.

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